APPENDIX A

MULTIPLE CLASS PLAN

PROFESSIONALLY MANAGED PORTFOLIOS
on behalf of the funds managed by
Congress Asset Management Company

FUND	Maximum Initial Sales Charge	Maximum CDSC	Maximum 12b‑1 Fee	Maximum Shareholder Servicing Fee	Redemption Fees
Congress Large Cap Growth Fund
Retail Class Institutional Class	None None	None None	0.25% None	None None	None None

Congress All Cap Opportunity Fund
Retail Class Institutional Class	None None	None None	0.25% None	None None	None None

Congress Mid Cap Growth Fund
Retail Class Institutional Class	None None	None None	0.25% None	None None	None None

Congress Small Cap Growth Fund
Retail Class Institutional Class	None None	None None	0.25% None	None None	None None

Appendix last updated and Approved by the Board of Trustees:  May 25, 2017